                                                      Registration No. 333-_____

      As filed with the Securities and Exchange Commission on July 13, 2004
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                ATS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

           Minnesota                                             41-1595629
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              --------------------

     3905 Annapolis Lane, Suite 105                                55447
(Address of Principal Executive Offices)                         (Zip Code)

                              --------------------

                         32 INDIVIDUAL OPTION AGREEMENTS
                            (Full title of the plans)

                              --------------------

                                 Michael D. Dale
                             Chief Executive Officer
                                ATS Medical, Inc.
                               3905 Annapolis Lane
                                    Suite 105
                          Minneapolis, Minnesota 55447
                                 (763) 553-7736
                      (Name, address and telephone number,
                   including area code, of agent for service)

                              --------------------

                                    Copy to:
                             Timothy S. Hearn, Esq.
                              Dorsey & Whitney LLP
                              50 South Sixth Street
                                   Suite 1500
                        Minneapolis, Minnesota 55402-1498
                                 (612) 340-7802

                              --------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================

                                                              Proposed maximum      Proposed maximum
                                           Amount to be      offering price per    aggregate offering       Amount of
Title of securities to be registered    registered (1)(2)        share (3)             price (3)         registration fee
-------------------------------------------------------------------------------------------------------------------------
     Common stock, par value
     $0.01 per share                    1,516,000 shares           $4.04               $6,110,490             $775

=========================================================================================================================

(1) Includes 1,516,000 shares to be offered pursuant to 32 individual option agreements executed in connection with the hiring of certain employees of the Company.

(2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, includes any additional securities that may become issuable according to anti-dilution provisions of the option agreements.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h), based upon the weighted average option exercise price under the 32 option agreements.


================================================================================

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed with the Securities and Exchange Commission (the "Commission") by ATS Medical, Inc. (the "Company") and are incorporated by reference in this Registration Statement, as of their respective dates:

     (a)  Annual Report on Form 10-K for the year ended December 31, 2003.

     (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

     (c)  Current Report on Form 8-K filed on April 30, 2004.

     (d)  Current Report on Form 8-K filed on February 11, 2004.

     (e)  Current Report on Form 8-K filed on January 9, 2004.

     (f) The description of the Company's Common Stock contained in any registration statement or report filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed by the Company for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations. The Bylaws of the Company provide that the Company shall indemnify its officers and directors under such circumstances and to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

     The Company has established a Self-Insurance Trust Agreement to assist in funding indemnification of its directors and officers to the extent permissible under Minnesota Law. The Company has contributed $300,000 plus interest to an irrevocable trust (the "Trust") to be invested by an independent trustee in government issued or insured obligations. The Trust funds may be used only for indemnification of the Company's officers or directors or, at the direction of the Company and with the consent of the beneficiaries under the Trust, to pay directors' and officers' liability insurance premiums. The rights of the beneficiaries under the Trust are contract rights enforceable against the Company and the trustee. In addition to the Trust, since November 1995 the Company has maintained a liability insurance policy for its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.    EXHIBITS.

        Exhibit
        Number             Description
        -------            -----------
         4.1               Restated Articles of Incorporation, as amended to date, incorporated by reference to
                           Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December
                           31, 1993.

         4.2               Bylaws of the Company, as amended to date, incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         4.3               Specimen certificate for shares of Common Stock of the Company, incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

         5                 Opinion of Dorsey & Whitney.

         23.1              Consent of Ernst & Young LLP.

         23.2              Consent of Dorsey & Whitney LLP (included in Exhibit 5 to this Registration Statement).

         24                Power of Attorney (included on Signature Page).

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 13, 2004.

                                                   ATS MEDICAL, INC.

                                                   By:  /s/ Michael D. Dale
                                                        ------------------------
                                                        Michael D. Dale
                                                        Chief Executive Officer,
                                                        President and Director



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Dale and John R. Judd, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) to this Registration Statement and (ii) registration statements and any and all amendments thereto (including post-effective amendments) for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 13, 2004.

SIGNATURE                             TITLE
---------                             -----
By:    /s/ Michael D. Dale            Chief Executive Officer, President and Director (Principal Executive Officer)
    ------------------------------
         Michael D. Dale

By:   /s/ John R. Judd                Chief Financial Officer (Principal Financial and Accounting Officer)
    ------------------------------
         John R. Judd

By:   /s/ David L. Boehnen            Director
    ------------------------------
         David L. Boehnen

By:    /s/ Eric W. Siverston          Director
    ------------------------------
         Eric W. Siverston

By:    /s/ Robert E. Munzenrider      Director
    -------------------------------
         Robert E. Munzenrider

                                EXHIBIT INDEX TO
                                    FORM S-8



        Exhibit
        Number             Description
        -------            -----------

         4.1               Restated Articles of Incorporation, as amended to date, incorporated by reference to
                           Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December
                           31, 1993.

         4.2               Bylaws of the Company, as amended to date, incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         4.3               Specimen certificate for shares of Common Stock of the Company, incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

         5                 Opinion of Dorsey & Whitney.

         23.1              Consent of Ernst & Young LLP.

         23.2              Consent of Dorsey & Whitney LLP (included in Exhibit 5 to this Registration Statement).

         24                Power of Attorney (included on Signature Page).